December 23, 2011

VIA E-MAIL

Lenders under that certain Loan Agreement dated as
of November 16, 2011 with Ener1, Inc.
c/o Bzinfin S.A., as Agent
Avocat
Budin & Associés
20, Rue Jean Sénebier
CP 166
1211 Genève 12
Attention: Patrick Bittel

Dear Mr. Bittel,

Reference is made to that certain Loan Agreement dated as of November 16, 2011 (the “Agreement”) by and among Ener1, Inc., as borrower, and Bzinfin S.A., Liberty Harbor Special Investments, LLC and Goldman Sachs Palmetto State Credit Fund, L.P., as lenders, and Bzinfin S.A., as agent. All capitalized terms used in this Letter Amendment, but not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

Borrower hereby requests that the Lenders unanimously extend the Maturity Date to January 9, 2012 from December 23, 2011 in accordance with Section 11.4(a)(iii) of the Agreement. Upon the Borrower’s receipt of a fully-executed copy of this Letter Amendment, the definition of “Maturity Date” as set forth in the Agreement shall be amended hereby to state “January 9, 2012.”

In connection herewith, Borrower hereby represents and warrants to the Lenders that (a) the representations and warranties contained in the Loan Documents are true and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and complete as of such date) and will continue to be so true and complete in all material respects immediately after giving effect to this Letter Amendment, and (b) no Default or Event of Default has occurred and is continuing as of the date hereof and none will occur immediately after giving effect to this Letter Amendment.

Except as expressly amended by this Letter Amendment, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. This Letter Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written understandings and agreements between the parties hereto with respect to the subject matter hereof. This Letter Amendment may be executed and delivered (by facsimile, e-mail or other electronic transmission) in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Section 13.1 (Governing Law; Jurisdiction; Service of Process; Venue) of the Agreement is hereby incorporated by reference herein and made a part hereof as if fully set forth herein.

[Intentionally Left Blank; Signature Page Follows]

If the foregoing is acceptable to you; please countersign and date this Letter Amendment in the space provided below and return a countersigned and dated copy to us by e-mail (nbrunero@ener1.com).

Sincerely,

Ener1, Inc.

By:	/s/ Alex Sorokin
Name: Alex Sorokin
Title: Interim Chief Executive Officer

Acknowledged and Agreed to:

Lenders:

Bzinfin S.A.

By:	/s/ Patrick T. Bittel
Name: Patrick T. Bittel
Title: Attorney-in-Fact
Date: December 23, 2011

Liberty Harbor Special Investments, LLC
By: Goldman Sachs Asset Management, L.P.

By:	/s/ Brendan McGovern
Name: Brendan McGovern
Title: Managing Director
Date: December 23, 2011

Goldman Sachs Palmetto State Credit Fund, L.P.
By: Goldman Sachs Asset Management, L.P.

By:	/s/ Brendan McGovern
Name: Brendan McGovern
Title: Managing Director
Date: December 23, 2011

Acknowledged and Agreed to the date hereof:

Guarantors:

EnerDel, Inc.

By:	/s/ Alex Sorokin
Name: Alex Sorokin
Title: Authorized Signor

EnerFuel, Inc.

By:	/s/ Alex Sorokin
Name: Alex Sorokin
Title: Authorized Signor

NanoEner, Inc.

By:	/s/ Alex Sorokin
Name: Alex Sorokin
Title: Authorized Signor